UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2007

China Water and Drinks Inc.
(Exact name of registrant as specified in charter)

Nevada (State or Other Jurisdiction of Incorporation)	333-131131 (Commission File Number)	20-2304161 (I.R.S. Employer Identification No.)
9101 West Sahara, Suite 105-195 Las Vegas, Nevada (Address of Principal Executive Offices)		89117-5772 (Zip Code)

Registrant’s telephone number, including area code:  702-656-4919

UGODS, Inc.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01.

Other Events

On May 1, 2007, UGODS, Inc. (the "Registrant") caused to be formed a corporation under the laws of the State of Nevada called China Water and Drinks Inc. ("Merger Sub") and on May 2, 2007, the Registrant acquired one hundred shares of Merger Sub's common stock for cash. As such, Merger Sub became a wholly-owned subsidiary of the Registrant.

On May 14, 2007, Merger Sub was merged with and into the Registrant.  As a result of the merger, the corporate name of the Registrant was changed to "China Water and Drinks Inc." Prior to the merger, Merger Sub had no liabilities and nominal assets and, as a result of the merger the separate existence of Merger Sub then ceased. The Registrant was the surviving corporation in the merger and, except for the name change provided for in the Agreement and Plan of Merger, there was no change in the directors, officers, capital structure or business of the Registrant.

The Registrant, as the parent domestic Nevada corporation, owning at least 90 percent of the outstanding shares of Merger Sub, under Nevada law (NRS Section 92A.180) may merge Merger Sub into itself without shareholder approval and effectuate a name change without shareholder approval.

Item 9.01. Financial Statements and Exhibits.

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(c)

Exhibits

2.1

Agreement and Plan of Merger between UGODS, Inc. and China Water and Drinks Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA WATER AND DRINKS INC.

By:

/s/ Chen Xing Ha

Name: Chen Xing Ha

Title: Chief Executive Officer

Dated: May 16, 2007

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